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                                                                     Exhibit 1.1


                        NRG SOUTH CENTRAL GENERATING LLC

                                  $800,000,000

                 8.962% Series A Senior Secured Bonds Due 2016

                 9.479% Series B Senior Secured Bonds Due 2024

                               PURCHASE AGREEMENT

                                                                  March 24, 2000

CHASE SECURITIES INC.
LEHMAN BROTHERS INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
SALOMON SMITH BARNEY INC.
c/o Chase Securities Inc.
270 Park Avenue, 4th floor
New York, New York 10017

Ladies and Gentlemen:

                  NRG South Central Generating LLC, a Delaware limited liability company (the "Issuer"), proposes to issue and sell $500,000,000 aggregate principal amount of its 8.962% Series A Senior Secured Bonds Due 2016, and $300,000,000 aggregate principal amount of its 9.479% Series B Senior Secured Bonds Due 2024 (together, the "Bonds"). The Bonds will be issued pursuant to an Indenture to be dated as of March 30, 2000 (the "Indenture") between the Issuer and The Chase Manhattan Bank, as bond trustee (the "Bond Trustee"). Payment on the Bonds will be guaranteed by Louisiana Generating LLC, a Delaware limited liability company (the "Subsidiary Guarantor" and, together with the Issuer, the "Obligors") pursuant to the Guarantee to be dated as of March 30, 2000 (the "Guarantee") between the Subsidiary Guarantor and the Bond Trustee. The Issuer hereby enters into this agreement with Chase Securities Inc. ("CSI"), Lehman Brothers Inc. ("LB" and together with CSI, the "Representatives," acting severally on behalf of themselves and the several Initial Purchasers), Credit Suisse First Boston Corporation ("CSFB") and Salomon Smith Barney Inc. (together with CSI, LB and CSFB, the "Initial Purchasers") concerning the purchase of the Bonds from the Issuer by the several Initial Purchasers.
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                  The Bonds will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Issuer has prepared a preliminary offering memorandum dated March 14, 2000 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Obligors and the Bonds. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Issuer to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Issuer hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Bonds by the Initial Purchasers in accordance with Section 2.

                  Holders of the Bonds (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Annex A (the "Registration Rights Agreement"), pursuant to which the Issuer will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of senior bonds of the Issuer (the "Exchange Bonds") which are identical in all material respects to the Bonds (except that the Exchange Bonds will not contain terms with respect to transfer restrictions) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

                  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

                  1. Representations, Warranties and Agreements of the Obligors. Each Obligor (unless explicitly set forth as relevant to one Obligor only) represents and warrants to, and agrees with, the several Initial Purchasers on and as of the date hereof and the Closing Date (as defined in Section 3) that:

                  (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements


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therein, in the light of the circumstances under which they were made, not misleading; provided that neither Obligor makes any representation or warranty as to (i) information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Obligors by or on behalf of any Initial Purchaser specifically for use therein (the "Initial Purchasers' Information") or (ii) the Independent Engineer's Report or the Independent Market Consultant's Report and information in the Preliminary Offering Memorandum or the Offering Memorandum relating to matters referred to in the Independent Engineer's Report or the Independent Market Consultant's Report.

                  (b) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all of the information that, if requested by a prospective purchaser of the Bonds, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

                  (c) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein and assuming that the purchasers to whom the Initial Purchasers resell the Bonds receive a copy of the Offering Memorandum, it is not necessary, in connection with the issuance and sale of the Bonds to the Initial Purchasers and the offer, resale and delivery of the Bonds by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum to register the Bonds under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (d) Each Obligor is a limited liability company duly organized and validly existing under the laws of the State of Delaware, is duly qualified to do business as a foreign limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its property and to conduct the business in which it is now engaged or proposed to be engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, be reasonably expected to result in a material adverse effect on the financial condition, results of operations, business or prospects of the Obligors, taken as a whole (a "Material Adverse Effect").

                  (e) Each Obligor has all rights, powers and authority necessary to execute, deliver or assume, as applicable, to the extent party to, this Agreement, the


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Indenture, the Registration Rights Agreement, the Bonds and the other Finance
Documents and material Project Documents in effect as of the closing date of the Acquisition (collectively, the "Transaction Documents") to which it is a party and to perform its obligations hereunder and thereunder; and all limited liability company or other action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

                  (f) This Agreement has been duly authorized, executed and delivered by each Obligor and constitutes a valid and legally binding agreement of each Obligor.

                  (g) The Indenture has been duly authorized by the Issuer and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (h) The Registration Rights Agreement has been duly authorized by the Issuer and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, except to the extent that (x) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and (y) the rights to indemnification and contribution thereunder may be limited by federal and state securities laws or the public policy underlying such laws.

                  (i) The Guarantee has been duly authorized by the Subsidiary Guarantor and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Subsidiary Guarantor enforceable against the Subsidiary Guarantor in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).




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                  (j) The Bonds have been duly authorized by the Issuer and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (k) Each of the Transaction Documents to which either Obligor is a party (other than this Agreement, the Indenture, the Registration Rights Agreement, the Guarantee and the Bonds referred to above) has been duly authorized, and upon the closing of the Acquisition will be executed and delivered by such Obligor, to the extent a party thereto, and will constitute a valid and legally binding agreement of such Obligor enforceable against such Obligor in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (l) Each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum. To the best of each Obligor's knowledge, no event of force majeure has occurred under any material Project Document in effect as of the closing date of the Acquisition.

                  (m) The execution, delivery and performance by each Obligor of each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Bonds and compliance by the Issuer with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not, upon satisfaction of the condition set forth in
Section 5(s) hereof, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either Obligor pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which either Obligor is a party or by which either Obligor is bound or to which any of the property or assets of either Obligor are subject, except such conflicts, breaches, violations, defaults, liens, charges or encumbrances as would not reasonably be expected to result in a Material Adverse Effect, (ii) result in any violation of the provisions of the


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certificate of formation, membership agreement or other organizational document of either Obligor or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over either Obligor or any of its properties or assets, except such violation as would not reasonably be expected to result in a Material Effect and except for blue sky laws and federal securities laws.

                  (n) All consents, permissions, permits or decrees required by any applicable law (collectively, the "Requisite Governmental Approvals") which are required, as of the date of the closing of the Acquisition, to be obtained by, in the name of or on behalf of either Obligor in connection with (i) the issuance of the Bonds and (ii) the due execution, delivery and performance of each of the Transaction Documents by each Obligor party thereto will be duly obtained other than as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement unless the failure to obtain such Requisite Governmental Approval would not reasonably be expected to result in a Material Adverse Effect and neither Obligor has received notification of any revocation, modification or other non-renewal of such Requisite Governmental Approval except such revocation, modification or non-renewal that would not reasonably be expected to result in a Material Adverse Effect.

                  (o) PricewaterhouseCoopers LLP are independent certified public accountants with respect to each Obligor within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. The historical carve-out financial statements (including the related notes) contained in the Offering Memorandum have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, except as may be set forth in such financial statements, and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Offering Memorandum under the headings "Capitalization", "Selected Financial Data of Cajun Electric (Cajun Facilities)" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" are derived from the accounting records of such entities and fairly present the information purported to be shown thereby. The pro forma financial information contained in the Offering Memorandum has been prepared on a basis consistent with the historical financial statements contained in the Offering Memorandum (except for the pro forma adjustments specified therein), gives effect to reasonable assumptions which were


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reasonably arrived at by, and represent the views of, each Obligor and fairly presents the historical and proposed transactions contemplated by the Offering Memorandum and the Transaction Documents. The other historical financial and statistical information and data included in the Offering Memorandum are, in all material respects, fairly presented.

                  (p) There are no legal or governmental proceedings pending to which either Obligor is a party or of which any property or assets of either Obligor are the subject which would reasonably be expected to result in a Material Adverse Effect; and to the best knowledge of either Obligor, no such proceedings are threatened by governmental authorities or threatened by others.

                  (q) No action, suit or proceeding is pending against or, to the best knowledge of either Obligor, threatened against or affecting such Obligor before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Bonds or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto other than such actions, suits or proceeding which would not reasonably be expected to result in a Material Adverse Effect; and the Issuer has complied with any and all requests to the Issuer by any securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Memorandum and the Offering Memorandum.

                  (r) Neither Obligor is (i) in violation of its formation documents, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any Finance Document or material Project Document to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except in the case of clause (i), (ii) or (iii) as would not reasonably be expected to result in a Material Adverse Effect.

                  (s) Each Obligor is a partnership for federal income tax purposes. Each Obligor has filed or caused to be filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes, fees, charges and assessments (collectively, "Taxes") due thereon, other than Taxes the payment of which are subject to a good faith contest and for which adequate reserves have been established.



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                  (t) Neither Obligor is (i) an "investment company" or a
company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder, or (ii) a "public utility holding company," an "electric utility company" or a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), nor subject to regulation under PUHCA except pursuant to Section 9(a)(2) or Section 32 thereof. The Subsidiary Guarantor is an "Exempt Wholesale Generator," as such term is defined in PUHCA.

                  (u) Each Obligor maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (v) All insurance policies that are required to be in place as of the closing date of the Acquisition, pursuant to the Transaction Documents, will be in place and will be in full force and effect. Neither Obligor has received any notice from any insurer or reinsurer that any insurance policy has ceased to be in full force and effect or claiming that the insurer's or reinsurer's liability under any insurance policy can be reduced or avoided.

                  (w) As of the closing date of the Acquisition, each Obligor will own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the operation of the Project except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect; and the operation of the Project will not conflict in any material respect with, and neither Obligor has received any notice of any claim of conflict with, any such rights of others which would reasonably be expected to result in a Material Adverse Effect.

                  (x) As of the closing date of the Acquisition, each Obligor will have good and marketable title in fee simple to, or will have valid rights to lease or otherwise


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use, the Mortgaged Property and personal property which are material to the business of such Obligor, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (i) do not materially interfere with the use made and proposed to be made of such property by such Obligor or (ii) would not reasonably be expected to have a Material Adverse Effect.

                  (y) Neither Obligor sponsors, maintains, administers, contributes to, participates in or has any obligation to contribute to or any liability under, any Plan, nor since the date which is six (6) years immediately preceding the Closing Date has either Obligor established, sponsored, maintained, administered, contributed to, participated in or had any obligation to contribute to or any liability under, any Plan. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) or Reportable Event has occurred with respect to any Plan. There are no Unfunded Benefit Liabilities under any Plan. Each Obligor and each member of its ERISA Controlled Group have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan. The aggregate potential total withdrawal liability, and the aggregate potential annual withdrawal liability payments of each Obligor and the members of its ERISA Controlled Group as determined in accordance with Title IV of ERISA as if each Obligor and the members of its ERISA Controlled Group had completely withdrawn from all Multiemployer Plans is not greater than $500,000 and $50,000, respectively. To the best knowledge of each Obligor and each member of its ERISA Controlled Group, no Multiemployer Plan is or is likely to be in reorganization (as defined in Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA). No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan or any trust established under Title IV of ERISA has been, or is expected by either Obligor or any member of its ERISA Controlled Group to be, incurred by such Obligor or any member of its ERISA Controlled Group. Neither Obligor nor any member of its ERISA Controlled Group has any contingent liability with respect to any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA. No Lien under Section 412(n) of the Code or 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA has been or is reasonably expected by either Obligor or any member of its ERISA Controlled Group to be imposed on the assets of such Obligor or any member of its ERISA Controlled Group.




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                  (z) Neither Obligor has received any notices, claims, demands or similar communications by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products at any location, whether or not owned by such Person or (ii) circumstances forming the basis of any violation, or alleged violation, of any environmental law of environmental approval which would reasonably be expected to result in a Material Adverse Effect.

                  (aa) Except as provided in this Agreement, neither Obligor is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against either Obligor or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Bonds.

                  (ab) The Bonds satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

                  (ac) None of the Obligors, any of their affiliates or any Person acting on its or their behalf has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S under the Securities Act ("Regulation S")), and all such persons have complied and will comply with the offering restrictions requirement of Regulation S to the extent applicable.

                  (ad) Neither Obligor has, directly or through any agent (other than the Initial Purchasers as to which the Issuer makes no representation), sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which sale, offer, solicitation or negotiation will be integrated with the sale of the Bonds in a manner that would require registration of the Bonds under the Securities Act.

                  (ae) None of the Obligors or any of their affiliates or any other person acting on its or their behalf has engaged, in connection with the offering of the Bonds, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

                  (af) There are no securities of either Obligor registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or listed on a


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national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

                  (ag) Neither Obligor has taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Bonds.

                  (ah) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

                  (ai) Since the date as of which information is given in the Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse change, and there has not been any development involving a prospective material adverse change, in the financial condition, or in the earnings, business affairs or management of either Obligor, whether or not arising in the ordinary course of business, (ii) neither Obligor has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) neither Obligor has entered into any material transaction other than in the ordinary course of business, (iv) there has not been any change in the equity interest or long-term debt of either Obligor, or any dividend or distribution of any kind declared, paid or made by either Obligor on any of its equity interests or (v) there has been no material adverse change in the financial condition, or in the earnings, business affairs, management or prospects of NRG Power Marketing, whether or not arising in the ordinary course of business, which, solely with respect to clause (v), would reasonably be expected to have a Material Adverse Effect.

                  (aj) Upon closing of the Acquisition, the Security Documents will create, as security for the Bonds, valid and enforceable perfected Liens on all of the Collateral, in favor of the Collateral Agent for the ratable benefit of the Secured Parties, subject to no Liens other than Permitted Liens. All governmental filings or approvals necessary or desirable to perfect such Liens have been duly effected or taken or will be duly affected or taken on or before the closing date of the Acquisition.

                  (ak) The sale price of the Acquired Assets was not established through means of collusion or fraud and the confirmation order was not obtained through means such as mistake, inadvertence or fraud.




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                  2. Purchase and Resale of the Bonds. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Issuer agrees to issue and sell to each of the Initial Purchasers, severally and not jointly, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Issuer, the principal amount of Bonds set forth opposite the name of such Initial Purchaser on Schedule 1 hereto at a purchase price equal to 99.125% of the principal amount thereof. The Issuer shall not be obligated to deliver any of the Bonds except upon payment for all of the Bonds to be purchased as provided herein.

                  (b) The Initial Purchasers agree with the Issuer that they will offer the Bonds for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Issuer that:
(i) it is purchasing the Bonds pursuant to a private sale exemption from registration under the Securities Act; (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Bonds by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (iii) it has solicited and will solicit offers for the Bonds only from, and has offered or sold and will offer, sell or deliver the Bonds, as part of its initial offering, only (A) to persons whom it reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Securities Act, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A or from institutional Accredited Investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act in minimum denominations of $250,000, and (B) outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act ("Regulation S").

                  (c) In connection with the offer and sale of Bonds in reliance on Regulation S, each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

                  (i) The Bonds have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit


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
         of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

                  (ii) Such Initial Purchaser has offered and sold the Bonds, and will offer and sell the Bonds, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Bonds and the Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.

                  (iii) None of such Initial Purchasers or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Bonds, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

                  (iv) at or prior to the confirmation of sale of any Bonds sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Bonds from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Bonds covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Bonds and the date of original issuance of the Bonds, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

                  (v) it has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Bonds, except with its affiliates or with the prior written consent of the Issuer.

Terms used in this Section 2(c) have the meanings given to them by Regulation S.

                  (d) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Bonds to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the Bonds in, from or otherwise involving the United Kingdom; and
(iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Bonds to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

                  (e) Each Initial Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Bonds purchased by such Initial Purchaser from the Issuer pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Issuer shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Issuer and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(d) and (e), counsel for the Issuer and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.

                  (f) The Issuer acknowledges and agrees that the Initial Purchasers may sell Bonds to any affiliate of an Initial Purchaser and that any such affiliate may sell Bonds purchased by it to an Initial Purchaser; provided that such sale is in compliance with clause (b) of this Section 2 and such affiliate complies with such clause.

                  3. Delivery of and Payment for the Bonds. (a) Delivery of and payment for the Bonds shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, or at such other place as shall be agreed upon by the Initial Purchasers and the Issuer, at 10:00 A.M., New York City time, on March 30, 2000, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Representatives and the Issuer (such date and time of payment and delivery being referred to herein as the "Closing Date").

                  (b) On the Closing Date, payment of the purchase price for the Bonds shall be made to the Issuer by wire or book-entry transfer of same-day funds to such account or accounts as the Issuer shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Bonds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Bonds shall be in global form, registered in such names and in such denominations as CSI on behalf of the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date. The Issuer agrees to make one or more global certificates evidencing the Bonds available for inspection by CSI on behalf of the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

                  4. Further Agreements of the Issuer. The Issuer agrees with each of the several Initial Purchasers:

                  (a) at any time prior to the completion of the initial resale of the Bonds by the Initial Purchasers, (i) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Bonds for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to use its reasonable best efforts to obtain the lifting thereof as soon as is practicable;

                  (b) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, prior to the completion of the initial resale of the Bonds by the Initial Purchasers or the date which is six months following the Closing Date, whichever is earlier, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

                  (c) prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Issuer after a reasonable period to review;

                  (d) if, at any time prior to the completion of the resale of the Bonds by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Issuer, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a transferee of any Initial Purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

                  (e) for so long as the Bonds are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Bonds and prospective purchasers of the Bonds designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Issuer is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Bonds and prospective purchasers of the Bonds designated by such holders);

                  (f) to promptly use its reasonable best efforts to take from time to time such actions as the Initial Purchasers may reasonably request to qualify the Bonds for offering and sale under the securities or Blue Sky laws of such states of the United States as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Bonds by the Initial Purchasers, and to arrange for the determination of the eligibility for investment of the Bonds under the laws of such states of the United States as the Initial Purchasers may reasonably request; provided that the Issuer and its subsidiaries shall not be obligated to qualify as foreign corporations or as a dealer in securities in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction or take any other action that will subject the Issuer to any tax it would not otherwise be subject to;

                  (g) to assist the Initial Purchasers in arranging for the Bonds to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Bonds to be eligible for clearance and settlement through The Depository Trust Company ("DTC");

                  (h) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) the offer or sale of which could be integrated with the sale of the Bonds in a manner which would require registration of the Bonds under the Securities Act;

                  (i) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its affiliates not to, authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Bonds by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Bonds as contemplated by this Agreement and the Offering Memorandum;

                  (j) except as required by the Registration Rights Agreement, for a period of 180 days from the date of the Offering Memorandum, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of, any debt securities issued or guaranteed by either Obligor (other than the Bonds) without the prior written consent of the Initial Purchasers;

                  (k) during the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchasers, not to, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Bonds that have been reacquired by them, except for Bonds purchased by the Issuer or any of its affiliates and resold in a transaction registered under the Securities Act;

                  (l) in connection with the offering of the Bonds, until CSI on behalf of the Initial Purchasers shall have notified the Issuer of the completion of the resale of the Bonds, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Bonds, or attempt to induce any person to purchase any Bonds; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Bonds;

                  (m) in connection with the offering of the Bonds, to make its representatives, including independent accountants and legal counsel, reasonably available upon request by the Initial Purchasers;

                  (n) to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its reasonable efforts to satisfy all conditions precedent on its part to the delivery of the Bonds;

                  (o) except for actions described in the Offering Memorandum, to not take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture;

                  (p) prior to the Closing Date, not to issue any press release or other communication, directly or indirectly, or hold any press conference with respect to either Obligor, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Obligors and of which the Initial Purchasers are notified), without the prior written consent of the Initial Purchasers, unless in the judgment of the Issuer and its counsel, and after notification to the Initial Purchasers, such press release or communication is required by law; and

                  (q) to apply the net proceeds from the sale of the Bonds as set forth in the Offering Memorandum under the heading "Use of Proceeds".

                  (r) The Subsidiary Guarantor shall use its best efforts to obtain third party consents to assignment from each of the parties contracting under any Project Document listed on Part A of Schedule II hereto with the Subsidiary Guarantor, in each case to the reasonable satisfaction of each of the Initial Purchasers.

                  5. Conditions of Initial Purchasers' Obligations. The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of each Obligor contained herein, to the accuracy of the statements of the each Obligor made in any certificates delivered pursuant hereto, to the performance by each Obligor of its obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Bonds in any jurisdiction shall have been issued, and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                  (b) None of the Initial Purchasers shall have discovered and disclosed to the Issuer on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to the Initial Purchasers, and each Obligor shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

                  (d) (i) Gibson, Dunn & Crutcher LLP shall have furnished to the Initial Purchasers their written opinion, as special New York counsel for each Obligor and certain other parties specified therein, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex A-1 hereto.

                  (ii) Jones, Walker, Waechter, Poitevent, Carrere and Denegre, shall have furnished to the Initial Purchasers their written opinion, as counsel to each Obligor, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex A-2 hereto.

                  (iii) Van Ness Feldman shall have furnished to the Initial Purchasers their written opinion, as federal regulatory counsel to the Obligors, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, addressing federal regulatory issues related to each Obligor.

                  (e) (i) The Initial Purchasers shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and each Obligor shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (ii) The Initial Purchasers shall have received from Liskow & Lewis, Louisiana counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and each Obligor shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (f) The Issuer shall have furnished to the Initial Purchasers a letter (the "Initial Letter") of PricewaterhouseCoopers LLP, addressed to the Representatives and dated the date hereof, in form and substance satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex B hereto.

                  (g) The Issuer shall have furnished to the Initial Purchasers a letter (the "Bring-Down Letter") of PricewaterhouseCoopers LLP, addressed to the Representatives and dated the Closing Date, (i) confirming that they are independent public accountants with respect to each Obligor within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letter are accurate, and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

                  (h) Each Obligor shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, executed on behalf of such Obligor, stating that (A) such Obligor has examined the Offering Memorandum, (B) in its opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) as of the Closing Date, the representations and warranties of such Obligor in this Agreement are true and correct in all material respects, such Obligor has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, and subsequent to the date of the most recent financial statements contained in the Offering Memorandum, there has been no material adverse change in the financial position or results of operation of the Obligors, taken as a whole, or any change, or any development including a prospective change, in or affecting the financial condition, results of operations, business or prospects of the Obligors, taken as a whole, except as set forth in the Offering Memorandum and
(D) no Default or Event of Default under any Finance Document shall have occurred and be continuing.

                  (i) On or prior to the Closing Date, each Finance Document and material Project Document shall have been executed and a copy thereof delivered to the Initial Purchasers in form and substance reasonably satisfactory to the Initial Purchasers. The Bonds shall have been duly authenticated by the Bond Trustee.

                  (j) If any event shall have occurred that required the Issuer under Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.

                  (k) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which, in the reasonable judgment of the Initial Purchasers, would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Bonds as contemplated hereby.

                  (l) Except as contemplated in the Offering Memorandum or any Finance Document, subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in either Obligor's equity or long-term debt or any change, or any development involving a prospective change, in or affecting the financial condition, results of operations, business or prospects of the Obligors taken as a whole, the effect of which, in any such case described above, is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Bonds on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

                  (m) No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, adopted or issued, by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Bonds; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Bonds;

                  (n) Subsequent to the execution and delivery of this Agreement
(i) no downgrading shall have occurred in the rating accorded the Bonds by any Rating Agency, and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Bonds.

                  (o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Issuer on any exchange or in the over-the-counter market shall have been suspended, or (ii) any general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war, or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause
(iv), is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Bonds on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum (exclusive of any amendment or supplement thereto).

                  (p) Stone & Webster (the "Independent Engineer") shall have consented to the references to it in the Offering Memorandum and the inclusion of the Independent Engineer's Report prepared by the Independent Engineer in Appendix A to the Offering Memorandum; and shall have provided a certificate, dated as of the Closing Date, confirming that since the date of the Independent Engineer's Report, no event affecting the Independent Engineer's Report or the matters referred to therein shall have occurred (i) which shall make untrue or incorrect in any material respect, as of the Closing Date, any information or statement contained in the Independent Engineer's Report or in the Offering Memorandum relating to matters referred to in the Independent Engineer's Report, or (ii) which shall cause the Offering Memorandum to omit to state a material fact necessary in order to make the statements and information contained in the Independent Engineer's Report, or in the Offering Memorandum relating to matters referred to in the Independent Engineer's Report, in light of the circumstances under which they were made, not misleading.

                  (q) Pace Global Energy Services (the "Independent Market Consultant") shall have consented to the references to it in the Offering Memorandum and the inclusion of the Independent Market Consultant's Report prepared by the Independent Market Consultant in Appendix B to the Offering Memorandum; and shall have provided a certificate, dated as of the Closing Date, confirming that since the date of the Independent Market Consultant's Report, no event affecting the Independent Market Consultant's Report or the matters referred to therein shall have occurred (i) which shall make untrue or incorrect in any material respect, as of the Closing Date, any information or statement contained in the Independent Market Consultant's Report or in the Offering Memorandum relating to matters referred to in the Independent Market Consultant's Report, or (ii) which shall cause the Offering Memorandum to omit to state a material fact necessary in order to make the statements and information contained in the Independent Market Consultant's Report, or in the Offering Memorandum relating to matters referred to in the Independent Market Consultant's Report, in light of the circumstances under which they were made, not misleading.

                  (r) Marsh USA, Inc. (the "Insurance Consultant") shall have consented to the references to it in the Offering Memorandum; and shall have provided a certificate, dated as of the Closing Date, confirming that since the date of the Insurance Consultant's Report, no event affecting the Insurance Consultant's Report or the matters referred to therein shall have occurred (i) which shall make untrue or incorrect in any material respect, as of the Closing Date, any information or statement contained in the Insurance Consultant's Report or in the Offering Memorandum relating to matters referred to in the Insurance Consultant's Report, or (ii) which shall cause the Offering Memorandum to omit to state a material fact necessary in order to make the statements and information contained in the Insurance Consultant's Report, or in the Offering Memorandum relating to matters referred to in the Insurance Consultant's Report, in light of the circumstances under which they were made, not misleading.

                  (s) On or prior to the Closing Date, each of the UCC-1 financing statements describing the Collateral and naming the Collateral Agent as secured party (the "Financing Statements") shall have been delivered to the Collateral Agent for filing, recordation and/or registration in each office and in each jurisdiction where required to create and perfect a valid and enforceable security interest in the Collateral covered or purported to be covered by the Security Documents, with the priority purported to be created thereby. All taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Financing Statements shall have been paid or provided for.

                  (t) The Subsidiary Guarantor shall have obtained third party consents to assignment from each of the parties contracting under any Project Document listed on Part B of Schedule II hereto with the Subsidiary Guarantor, in each case to the reasonable satisfaction of each of the Initial Purchasers and including, without limitation, a legal opinion from such third party's counsel with respect to such consent.

                  (u) NRG shall have made a cash equity contribution to the Issuer of at least $247 million which shall be deposited by the Issuer into the Escrow Account.

                  (v) The Subsidiary Guarantor shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, executed on behalf of the Subsidiary

Guarantor, stating that the Acquisition Agreement, as amended, is in full force and effect and no material term or condition thereof has been amended, modified or waived since the date hereof (without the consent of the Initial Purchasers (such consent not to be unreasonably withheld or delayed)).

                  (w) The Subsidiary Guarantor shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, executed on behalf of the Subsidiary Guarantor, stating that there is no order, writ, judgment, injunction, decree or determination of any governmental authority that directs that the Acquisition not be consummated.

                  (x) The Subsidiary Guarantor shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, executed on behalf of the Subsidiary Guarantor, stating that simultaneously with the closing of the Acquisition, the Acquired Assets will be transferred free and clear of all liens, encumbrances and other charges other than Permitted Liens.

                  (y) The Bonds shall have received a rating no lower than "BBB-" from S&P and "Baa2" from Moody's.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

                  6. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion, by notice given to and received by the Issuer prior to delivery of and payment for the Bonds if, prior to that time, any of the events described in
Section 5(k), (l), (m), (n) or (o) shall have occurred and be continuing.

                  7. Defaulting Initial Purchasers. (a) If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchaser shall make arrangements for the purchase of the Bonds which such defaulting Initial Purchaser agreed but failed to purchase; provided, however, that in the event the aggregate principal amount of Bonds which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed one-eleventh of the aggregate principal amount of Bonds set forth on Schedule I hereto, the non-defaulting Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any of the Bonds. If such non-defaulting Initial Purchasers do not purchase all of the Bonds, or if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser or the Issuer, except that the Issuer will continue to be liable for the payment of expenses to the non-defaulting Initial Purchasers to the extent set forth in Sections 8 and 12 and except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect. As used in this Agreement, the term "Initial Purchasers" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto that, pursuant to this Section 7, purchases Bonds which a defaulting Initial Purchaser agreed but failed to purchase.

                  (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuer or any non-defaulting Initial Purchaser for damages caused by its default. If other persons are obligated or agree to purchase the Bonds of a defaulting Initial Purchaser, either the non-defaulting Initial Purchaser or the Issuer may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the non-defaulting Initial Purchaser may be necessary in the Offering Memorandum or in any other document or arrangement, and the Issuer agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes.

                  8. Reimbursement of Initial Purchasers' Expenses. If (a) this Agreement shall have been terminated pursuant to Section 6 or 7, (b) the Issuer shall fail to tender the Bonds for delivery to the Initial Purchasers for any reason permitted under this Agreement or (c) the Initial Purchasers shall decline to purchase the Bonds for any reason permitted under this Agreement, the Issuer shall reimburse the Initial Purchasers for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Bonds. If this Agreement is terminated pursuant to Section 7 by reason of the default of one or more of the Initial Purchasers, the Issuer shall not be obligated to reimburse any defaulting Initial Purchaser on account of such expenses.

                  9. Indemnification. (a) The Issuer shall indemnify and hold harmless each Initial Purchaser, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an Initial Purchaser), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Bonds), to which that Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or in any information provided by the Issuer pursuant to Section 4(e) or
(ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Initial Purchasers' Information; and provided, further, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any such Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (A) to the extent required by applicable law, a copy of the Offering Memorandum or any amendment or supplement to the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Bonds to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum or any amendment or supplement to the Offering Memorandum was corrected in the Offering Memorandum or any amendment or supplement to the Offering Memorandum, unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Issuer with Section 4(b).

                  (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Issuer, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(b) and Section 10 as the Issuer), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuer may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Initial Purchasers' Information, and shall reimburse the Issuer for any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or 9(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  The obligations of the Issuer and the Initial Purchasers in this Section 9 and in Section 10 are in addition to any other liability that the Issuer or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

                                                                     Exhibit 1.1

                  10. Contribution. If the indemnification provided for in
 Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuer on the one hand and the Initial Purchasers on the other from the offering of the Bonds or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Bonds purchased under this Agreement (before deducting expenses) received by or on behalf of the Issuer, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Bonds purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Bonds under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Issuer or information supplied by the Issuer on the one hand or to any Initial Purchasers' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Bonds purchased by it under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 10 are several in proportion to their respective purchase obligations and not joint.

                  11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuer and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 10 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Issuer and the Initial Purchasers and in Section 4(e) with respect to holders and prospective purchasers of the Bonds. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  12. Expenses. The Issuer agrees with the Initial Purchasers to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Bonds and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Bonds, including stamp duties and transfer taxes, if any, payable upon issuance of the Bonds; (e) the fees and expenses of the Issuer's counsel and independent accountants; (f) the fees and expenses of qualifying the Bonds under the Bonds laws of the several jurisdictions as provided in Section 4(f) and of preparing, printing and distributing Blue Sky Memoranda (including reasonable related fees and expenses of counsel for the Initial Purchasers); (g) any fees charged by rating agencies for rating the Bonds; (h) the reasonable fees and expenses of the Initial Purchasers, the Bond Trustee, the Collateral Agent, the Depositary Bank and any paying agent (including reasonable related fees and expenses of any counsel to such parties (provided that the payment obligations with respect to fees of New York legal counsel shall be in accordance with that certain letter, dated February 14, 2000, from Harold F. Moore to Christopher Lowe)); (i) all expenses and application fees incurred in connection with the application for the inclusion of the Bonds on the PORTAL Market and the approval of the Bonds for book-entry transfer by DTC; (j) fees and expenses relating to the engagement of the Independent

Consultants; and (k) all other costs and expenses incident to the performance of the obligations of the Issuer under this Agreement which are not otherwise specifically provided for in this Section 12.

                  13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuer and the Initial Purchasers contained in this Agreement or made by or on behalf of the Issuer or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Bonds and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

                  14. Notices, etc.. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Stephen B. Grant (telecopier no.: (212) 270-7487);

                  (b) if to the Issuer, shall be delivered or sent by mail or telecopy transmission to NRG South Central Generating UC, 1221 Nicollet Mall, Suite 700, Minneapolis, Minnesota 55403, Attention: General Counsel (telecopier no.: (612) 373-5391); or

                  (c) if to the Subsidiary Guarantor, shall be delivered or sent by mail or telecopy transmission to Louisiana Generating LLC, P.O. Box 15540, Baton Rouge, Louisiana 70895, Attention: Alan Williams (telecopier no.: (225) 296-1746);

provided that any notice to an Initial Purchaser pursuant to Section 9(c) shall also be delivered or sent by mail to such Initial Purchaser at its address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuer shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by CSI.

                  15.  Definition of Terms.  For purposes of this Agreement,
(a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the

Securities Act, and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

                  16. Initial Purchasers' Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers' Information consists solely of the following information in the Preliminary Offering Memorandum and the Offering Memorandum: (i) the last paragraph on the front cover page concerning the terms of the offering by the Initial Purchasers; (ii) the paragraph under the heading "Plan of Distribution" concerning over-allotment and trading activities by the Initial Purchasers; and
(iii) the statements concerning the Initial Purchasers contained in the first four and last two paragraphs under the heading "Plan of Distribution".

                  17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                  18. Submission to Jurisdiction. (a) Any legal action or proceeding against either Obligor with respect to this Agreement may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, each Obligor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Obligor agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon such Obligor, and may be enforced in any other jurisdiction by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. Each Obligor irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Obligor, at its address referred to in Section 14, such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of the Bond Trustee or any other Person to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against either Obligor in any other jurisdiction.

                  (b) Each Obligor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  19. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier), and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  20. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                  21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.






        [The remainder of this page has been intentionally left blank.]

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Obligors and the several Initial Purchasers in accordance with its terms.

                           Very truly yours,

                           NRG SOUTH CENTRAL GENERATING LLC



                           By:      /s/ Craig A. Mataczynski
                                    ________________________
                           Name:    Craig A. Mataczynski
                           Title:   President


                           LOUISIANA GENERATING LLC



                           By:      /s/ Craig A. Mataczynski
                                    ________________________
                           Name:    Craig A. Mataczynski
                           Title:   Vice President




Agreed and Accepted:

CHASE SECURITIES INC.



By /s/ [illegible]
--------------------
Authorized Signatory



LEHMAN BROTHERS INC.



By /s/ [illegible]
--------------------
Authorized Signatory

                                                                      SCHEDULE 1


                                                                                Principal
                                                                                 Amount
 Initial Purchasers                                                             of Bonds
 ------------------                                                             --------
 Chase Securities Inc.                                                        $440,000,000

 Lehman Brothers Inc.                                                         $280,000,000

 Credit Suisse First Boston Corporation                                       $ 40,000,000

 Salomon Smith Barney Inc.                                                    $ 40,000,000
                                                                              ------------

                  Total                                                       $800,000,000

                                                                     SCHEDULE II



                                     PART A

SWEPCO PPA

MEAM PPA

SMEPA PPA

                                     PART B



 Power Marketing Agreement

 Corporate Services Agreement (Issuer)

 Corporate Services Agreement (Subsidiary Guarantor)

 Operation and Management Services Agreement

                                                                       ANNEX A-1



          [Form of Opinion of Special New York counsel for the Obligor]

                  (i) each Obligor, NRG Central U.S. LLC and South Central Generation Holding LLC (collectively, the "Companies") is an existing limited liability company in good standing under the laws of the State of Delaware;

                  (ii) the Indenture and the other Documents specified on a schedule to the opinion (the "Transaction Documents") to which any of the Companies is party have been duly authorized, executed and delivered; the issuance and sale of the Bonds have been duly authorized, executed and delivered by the Issuer; making customary assumptions regarding parties thereto other than the Companies, the Indenture, the Bonds and such other Transaction Documents constitute valid and legally binding obligations of such Company party thereto enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles except that the waiver set forth in Section 5.11 of the Indenture may be unenforceable;

                  (iii) the Power Marketing Security Agreement is, with respect to NRG Power Marketing, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (iv) no Company is or, after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as contemplated by the Transaction Documents will be, an "investment company" as defined in the Investment Company Act;

                  (v) to the best of our knowledge, no Governmental Approval is required in connection with (x) the issuance of the Bonds and (y) the execution, delivery and performance by any Company of the Transaction Documents except for Governmental Approvals which have been obtained or made prior to the date hereof or, that, if not made or obtained, would not have a material adverse effect on the Obligors and their subsidiaries, taken as a whole;

                                      A-1-1

                  (vi) the execution, delivery and performance by each Company of each of the Transaction Documents to which it is a party and the issuance and sale of the Bonds and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, to our actual knowledge any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over any Company or any of their properties, or, based solely upon review of the documents identified to us by officers of each Company as constituting all material contracts of such Company, which are listed on a Schedule to this opinion (the "Material Contracts"), any material agreement or instrument to which any Company is a party or by which any Company is bound or to which any of the properties of any Company is subject, or the certificate of formation, limited liability company agreement, certificate of incorporation or by-laws, as applicable. Each Company has the power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations thereunder;

                  (vii) upon delivery to the Collateral Agent in the State of New York of the membership certificates described in and in accordance with the provisions of the Pledge Agreements (the "Pledged Shares"), the Collateral Agent will have a valid and perfected security interest in the Pledged Shares, securing the performance of the obligations of the respective Obligors under the Finance Documents;

                  (viii) each Obligor has granted a valid security interest in favor of the Collateral Agent in the Collateral described in the Security Agreements and the Pledge Agreements securing the performance of the obligations of such Obligor under the Finance Documents, to the extent a security interest can be created therein under Article 9 of the New York UCC;

                  (ix) the relevant provisions of the Indenture are effective to perfect such security interests by control (as defined in Section 8-106) of the New York UCC), to the extent the Collateral constitutes "security entitlements" and "securities accounts" (each as defined in Article 8 of the New York UCC);

                  (x) upon the filing of the Financing Statements with the governmental offices indicated on Schedule A, such security interest in such Collateral will be perfected to the extent security interests therein can be perfected by filing UCC-1 financing statements under
          Article 9 of the New York UCC;

                                      A-1-2

                  (xi) assuming the Issuer uses the proceeds from the sale of the Bonds as described under the caption "Use of Proceeds" in the Offering Memorandum, neither the consummation of the transactions contemplated by the Purchase Agreement nor the sale, issuance, execution or delivery of the Bonds by the Issuer will violate Regulation T, U, or X of the Federal Reserve Board;

                  (xii) to our actual knowledge, there exists no current or pending legal or governmental actions, suits or proceedings against any Obligor which would be required to be described in the Offering Memorandum pursuant to Item 103 of S-K under the Securities Act of 1933, as amended (the "Securities Act"), if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 which are not described as so required;

                  (xiii) no registration of the Bonds under the Securities Act or qualification of the Indenture under the Trust Indenture Act is required in connection with the issuance and sale of the Bonds by the Issuer and the offer, initial resale and delivery of the Bonds by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum, it being understood that we do not express any opinion as to any subsequent resale of any Bonds.

                  (xiv) the statements contained in the Offering Memorandum under the captions "Summary of Certain Principal Agreements" and "Description of Principal Financing Documents," insofar as they constitute summaries of the documents referred to therein, fairly summarize in all material respects the matters referred to therein; the statements in the Offering Memorandum under the heading "Certain U.S. Federal Tax Considerations for Non-U.S. Holders", to the extent that they discuss matters of law or legal conclusions are correct in all material respects;

                  Such counsel shall also state that such counsel has participated in conferences with officers and other representatives of the Companies, representatives of the independent auditors of the Obligors and your representatives and counsel at which the contents of the Offering Memorandum and related matters were discussed. Because the purpose of such counsel's professional engagement was not to establish or confirm factual matters and because the scope of such counsel's examination of the affairs of the Companies did not permit such counsel to verify the accuracy, completeness or fairness of the statements set forth in the Offering Memorandum, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in such documents, except to the

                                      A-1-3
extent set forth in the next sentence or in the preceding paragraphs of the opinion. On the basis of the foregoing, and except for the financial statements and schedules and other financial and statistical data included therein, as to which such counsel expresses no opinion or belief, no facts have come to such counsel's attention that lead such counsel to believe that the Offering Memorandum, as of its date and as of the closing date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                      A-1-4

                                                                       ANNEX A-2

             [Form of Opinion of Louisiana counsel for the Obligors]

                  (i) each of the Transaction Documents governed by the laws of the State of Louisiana (collectively, the "Louisiana Documents") executed as of the Closing Date has been duly executed and delivered by the Subsidiary Guarantor and each of the Louisiana Documents constitute or, if executed in a form substantially similar to the applicable form we have reviewed, will constitute a legally valid and binding obligation of the Subsidiary Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (ii) the Louisiana Public Service Commission Approval ("LPSC Approval") that is required or will become required under applicable Louisiana law for the ownership or operation of the Project is in full force and effect and is not subject to any appeals or further proceedings or to any unsatisfied condition that may allow modification or revocation. The Subsidiary Guarantor is in compliance with the LPSC Approval referred to in the immediately preceding sentence. LPSC Approval is not required to be obtained by, in the name of, or on behalf of either Obligor in connection with (x) the issuance of the Bonds and (y) the execution, delivery and performance by each Obligor of the Finance Documents;

                  (iii) the execution and delivery of each Transaction Document to which the Subsidiary Guarantor is a party will not conflict with or constitute a breach or violation of any Louisiana state statute, rule or regulation applicable to the Subsidiary Guarantor;

                  (iv) the Mortgage is in an appropriate form for recordation with the Clerk of Court and Recorder of Mortgages for the Parishes listed on a schedule to the opinion for encumbering real property and interests in real property;

                  (v) the recording of the Mortgage with the Clerk of Court Offices listed on a schedule to the opinion is the only recording necessary to give constructive notice to third parties of the lien of the Mortgage on the real property interests described therein;

                                      A-2-1

                  (vi) there are no mortgage taxes or filing fees payable to the State of Louisiana or any of its political subdivisions as a consequence of the execution or delivery of the Louisiana Documents or the creation of the indebtedness evidenced or secured by any of the Louisiana Documents or the filing or recording of any of the Louisiana Documents, except (i) normal filing fees payable to the Clerk of Court Offices for normal recording fees; and (ii) any fee or charge payable to any entity whose services may have been used to assist in such filing and recordation;

                  (vii) each Financing Statement is in appropriate form for filing in each jurisdiction where required to create and perfect a valid and enforceable security interest in the collateral covered or purported to be covered by the Guarantor Security Agreement. Upon the proper filing of each such Financing Statement in such jurisdiction, the security interest in favor of the Collateral Agent in the collateral described in each Financing Statement which is subject to
         Article 9 of the LAUCC will be perfected to the extent a security interest in such collateral can be perfected by filing a Financing Statement under the provisions of the LAUCC. Each LAUCC fixture filing is in an appropriate form for recordation in the appropriate jurisdiction as a fixture filing encumbering interests in any "fixtures" (as such terms are defined in Article 9 of the LAUCC) described in the fixture filing; and

                  (viii) such counsel has no reason to believe that the section of the Offering Memorandum addressing state regulatory approvals, or any amendment or supplement thereto, as of the date hereof and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein not misleading; the descriptions of statutes, legal and governmental proceedings and contracts and other documents in the section of the Offering Memorandum addressing state regulatory approvals are accurate and fairly present the relevant information; it being understood that (a) such counsel need only express an opinion insofar as the Offering Memorandum relates to matters of Louisiana law or the Louisiana Documents and (b) such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Memorandum.

                                                                         ANNEX B

                        [Form of Initial Comfort Letter]

                  (i) they are independent certified public accountants with respect to the Obligors within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings;

                  (ii) in their opinion, the audited financial statements included in the Offering Memorandum and reported on by them comply in form in all material respects with the accounting requirements of the Exchange Act and the related published rules and regulations of the Commission thereunder that would apply to the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted);

                  (iii) based upon a reading of the latest unaudited financial statements made available by the Obligors, the procedures of the AICPA for a review of interim financial information as described in Statement of Auditing Standards No. 71, reading of minutes and inquiries of certain officials of the Obligors who have responsibility for financial and accounting matters and certain other limited procedures requested by the Initial Purchasers and described in detail in such letter, nothing has come to their attention that causes them to believe that (A) any unaudited financial statements included in the Offering Memorandum do not comply as to form in all material respects with applicable accounting requirements, (B) any material modifications should be made to the unaudited financial statements included in the Offering Memorandum for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Offering Memorandum or (C) the information included under the headings "Capitalization", "Selected Financial Data of Cajun Electric (Cajun Facilities)", "Management's Discussion and Analysis of Results of Operations and Financial Condition" is not in conformity with the disclosure requirements of Regulation S-K that would apply to the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act;

                  (iv) based upon the procedures detailed in such letter with respect to the period subsequent to the date of the last available balance sheet, including reading of minutes and inquiries of certain officials of the Obligors who have responsibility for financial and accounting matters, nothing has come to their attention that causes them to believe that (A) at a specified date not more than three business days prior to the date of such letter, there was any change in capital stock, increase in long-term debt or decrease in net current assets as compared with the amounts shown in the _________, __ unaudited balance sheet included in the Offering Memorandum or (B) for the period from ___________, __ , to a specified date not more than three business days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, income from operations, EBITDA or net income, except in all instances for changes, increases or decreases that the Offering Memorandum discloses have occurred or which are set forth in such letter, in which case the letter shall be accompanied by an explanation by the Obligors as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchasers;

                  (v) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Obligors set forth in the Offering Memorandum agrees with the accounting records of the Obligors, excluding any questions of legal interpretation.